UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

AMBER ROAD, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)

Registrant’s telephone number:  (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 2, 2015, Amber Road, Inc. (the “Company”) issued a press release announcing that it had acquired ecVision, a cloud-based provider of global sourcing and collaborative supply chain solutions for brand-focused companies. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Amber Road will host a conference call on Monday, March 2, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the acquisition of ecVision, including the expected financial impact.  To access this call, dial 888-417-8533 (domestic) or 719-325-2452 (international).  The conference ID is 9309570.

Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from March 2, 2015, 8:00pm EST to March 9, 2015, 11:59pm EST. The replay pass code is 9309570. An archived webcast of this conference call will also be available in the “Investor Relations” section of the company’s web site at www.AmberRoad.com.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

 (d)      Exhibits:

Exhibit No.	Description

99.1	Press release issued by Amber Road, Inc. on March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 2, 2015

AMBER ROAD, INC.

		By:	/s/ James W. Preuninger
James W. Preuninger
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Amber Road, Inc. on March 2, 2015.